Exhibit 4.1

Execution Copy

AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this 17th day of May, 2011, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those common stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those stockholders of the Corporation who hold Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (iv) those stockholders of the Corporation who hold Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (v) those stockholders of the Corporation who hold Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (vi) those stockholders of the Corporation who hold Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (vii) that certain stockholder of the Corporation who holds Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (viii) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series A-1 Stockholders have entered into a Series A-1 Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series A-1 Preferred Stock, and the Corporation desires to grant to the Series A-1 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into an Amended and Restated Stockholders’ Agreement, dated December 15, 2006, as amended by Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated February 22, 2007, Amendment No. 2 to Amended and Restated Stockholders’ Agreement, dated August 17, 2007, and Amendment No. 3 to Amended and Restated Stockholders’ Agreement, dated October 18, 2008 (as so amended, the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series A-1 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Corporation.

BB Bio shall mean BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

BB Bio Group shall mean: (i) BB Bio; (ii) BB BIOTECH AG, (iii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing (a “BB Bio Fund”); (iv) any limited partners or affiliates of BB Bio or any other BB Bio Fund; and (v) any successors or assigns of any of the foregoing.

Brookside shall mean Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group shall mean: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate shall mean the Fourth Amended and Restated Certificate of Incorporation of the Corporation and the certificate of incorporation of the Corporation’s successors and assigns, each as amended from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.

Effectiveness Date means, with respect to the Registration Statement required to be filed under Section 3.4(a), the 90th calendar day following the Closing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 180th calendar day following the Closing Date; provided further, however, that in the event the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Corporation is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

Effectiveness Period shall have the meaning set forth in Section 3.4(a) hereof.

Equity Percentage shall mean, as to any Series A-1 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series A-1 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series A-1 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series A-1 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Event shall have the meaning set forth in Section 3.4(b) hereof.

Event Date shall have the meaning set forth in Section 3.4(b) hereof.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

Excluded Securities shall mean, collectively:

(i)            the Reserved Shares:

(ii)           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

(iii)          Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

(iv)          Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board of Directors;

(v)           Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

(vi)          Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

(vii)         Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the anti-dilution or right of first refusal provisions of the Agreement as a result of such issuance;

(viii)        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

(ix)           All shares of Preferred Stock and Common Stock issued pursuant to the Stock Purchase Agreement and related recapitalization, as the same may be amended from time to time by the parties thereto in accordance with its terms, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

Filing Date means, with respect to the Registration Statement required to be filed under Section 3.4, the 60th calendar day following the date of consummation of the Merger; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

FINRA shall have the meaning set forth in Section 3.4(b)(viii) hereof.

Group shall mean: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; (vi) in the case of any member of the BB Bio, any other member of the BB Bio Group and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group shall mean: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII shall mean HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Independent Directors shall have the meaning set forth in Section 4.1(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.1(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.1(b) hereof.

Investors shall mean each of the persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Issuer Filing shall have the meaning set forth in Section 3.4(g) hereof.

Majority Investors shall mean the holders of a majority of the voting power of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class, calculated in accordance with Section A.6 of Article III of the Certificate (including, in such calculation, any shares issued upon conversion of such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding).

Merger shall have the meaning ascribed thereto in the Stock Purchase Agreement.

MPM shall mean MPM Capital L.P.

MPM Group shall mean (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P., (iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option Shares shall mean the 2003 Plan Option Shares as defined in Section 5.2(a)(i)(3) of the Stock Purchase Agreement.

Other Preferred Stockholder shall mean any holder of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

Oxford shall mean Oxford Bioscience Partners IV L.P., until such time as such entity shall have transferred all of its Common Stock and Preferred Stock to OBP IV — Holdings LLC, at which time “Oxford” shall mean OBP IV — Holdings LLC.

Oxford/Saints Group shall mean (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Plan of Distribution shall have the meaning set forth in Section 3.4(a) hereof.

Preferred Shares shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $0.01 per share (the “Series A-6 Preferred Stock”, with any holder of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

Prospectus means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Qualified Public Offering shall have the same meaning as that set forth in the Certificate.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities shall mean all of the Preferred Shares, the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Registrable Securities or otherwise constituting a portion of the Registrable Securities.

Registration Statement means any registration statement required to be filed by the Corporation under Section 3.4 and any additional registration statement contemplated by Section 3.4(b)(iii), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Reserved Shares shall mean the shares of Common Stock issued or issuable by the Corporation upon the conversion of the Preferred Shares.

Restricted Stock shall mean all shares of capital stock of the Corporation, excluding the Series A-1 Registrable Securities, Series A-2 Registrable Securities and Series A-3 Registrable Securities, including (i) all shares of Common Stock, (ii) all shares of Series A-4 Preferred Stock, (iii) all shares of Series A-5 Preferred Stock, (iv) all shares of Series A-6 Preferred Stock, (v) all additional shares of capital stock of the Corporation hereafter issued and outstanding, (vi) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (vii) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424 means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act shall mean the Securities Act of 1933, as amended.

Selling Stockholder Questionnaire shall have the meaning set forth in Section 3.4(a) hereof.

Sell shall mean as to any Restricted Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of either voluntarily or involuntarily; provided, however, that the term “Sell” shall not include the transfer, by gift or otherwise without consideration, of any Restricted Stock (a) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder to any or all members of a class of persons consisting of his or her spouse, other members of his or her immediate family and/or his, her or their descendants, or to a trust of which all of the beneficiaries are members of such class, or (b) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder that is a trust, employee benefit plan or individual retirement account, to the beneficiary or beneficiaries of such trust, employee benefit plan or individual retirement account, as applicable (each, a “Related Transferee”); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

(i)            such Related Transferee shall be deemed to be a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder, as applicable, hereunder and shall hold the Restricted Stock subject to the provisions of this Agreement; and

(ii)           such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation and the Investors, to become a party to, and be bound by the terms of this Agreement, including but not limited to an Instrument of Adherence pursuant to Section 17 hereof.

Series A-1 Directors shall have the meaning set forth in Section 4.1(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-1 Registrable Securities or otherwise constituting a portion of the Series A-1 Registrable Securities.

Series A-1 Registrable Securities shall mean any of the Series A-1 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Series A-1 Stockholders or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-2 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-2 Registrable Securities or otherwise constituting a portion of the Series A-2 Registrable Securities.

Series A-2 Registrable Securities shall mean any of the Series A-2 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-2 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-3 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-3 Registrable Securities or otherwise constituting a portion of the Series A-3 Registrable Securities.

Series A-3 Registrable Securities shall mean any of the Series A-3 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-3 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-1 Stockholder shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Specified Preferred Director shall have the meaning set forth in Section 4.1(b) hereof.

Specified Preferred Holder shall mean each of Oxford, Wellcome and HCV VII.

Stock Purchase Agreement shall mean the Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto.

Stockholders shall mean all holders of capital stock of the Corporation.

Trading Day shall have the meaning set forth in Section 3.4(a) hereof.

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Transfer shall include any disposition of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome shall mean The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1           Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2           Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3           Right of First Refusal.

(a)           The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Corporation shall have first offered to sell to the Series A-1 Stockholders, Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)           The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)           Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)           If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)           If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(f)            The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)           In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)           Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFRR Stockholder.

(i)            This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4           Filing of Reports Under the Exchange Act.

(a)           The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of the Majority Investors, the Corporation shall, at any time after the Corporation has already registered shares of Common Stock under the Securities Act file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Series A-1 Stockholders, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(I) of the Exchange Act.

(b)           If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all other reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Stock by any holder of Restricted Stock or the sale of any of the Series A-1 Stock by any holder of Series A-1 Stock (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any Registrable Securities.

2.5           Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6           Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7           Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8           Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including, without limitation, all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9           Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10         Management Compensation.  The Board of Directors (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its management. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to the Plan.

2.11         No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of Wellcome, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities (other than any Closing contemplated by the Stock Purchase Agreement).

2.12         Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13         Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon  the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1           Restriction on Transfer.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock or Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2           Restrictive Legend.  Each certificate evidencing any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3           Notice of Transfer.  By acceptance of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the

Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4           Registration Rights.

(a)           Shelf Registration.

(i)            On or prior to the Filing Date, the Corporation shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Shares) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (whether on Form S-1 or amended to Form S-3 or another appropriate form in accordance herewith) under the Securities Act until all Registrable Shares have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Corporation and the affected Holders (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a day during which the public markets are open for trading stocks (a “Trading Day”). The Corporation shall immediately notify the Holders via facsimile or by e-mail delivery of a “.pdf” format data file of the effectiveness of the Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Corporation shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 3.4(b).

(ii)           If: (A) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (B) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed” or not be subject to further review, or (C) prior to the Effectiveness Date of a Registration Statement, the Corporation fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 14 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (D) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 20 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (C) the date which such 14 calendar day period is exceeded, or for purposes of clause (D) the date on which such 20 or 40 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder.  The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be sixteen percent (16%) of the aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid by such Holder pursuant to the Stock Purchase Agreement.  If the Corporation fails to pay any partial liquidated damages pursuant to this Section 3.4(b) in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(iii)          In the event that the Corporation is unable for any reason to include in the Registration Statement required to be filed under Section 3.4(a)(i) all of the Registrable Securities, then the Corporation shall use its reasonable best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 3.4(a)(i), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

(b)           Registration Procedures. In connection with the Corporation’s registration obligations hereunder, the Corporation shall:

(i)            Not less than seven Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, (A) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act; and not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% of the Registrable Securities shall reasonably object in good faith, provided that the Corporation is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Corporation a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Corporation (a “Selling Stockholder Questionnaire”) not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 67% of the Registrable Securities exercise their rights under this section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 67% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Corporation uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder’s Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

(ii)           (A) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Corporation may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Corporation); and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(iv)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than 1 Trading Day prior to such filing, in the case of (C) and (D) below, not more than 1 Trading Day after such issuance or receipt and, in the case of (E) below, not less than 3 Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than 1 Trading Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material and that, in the good faith determination of the Corporation, based on the advice of counsel, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(v)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(vi)          If requested by a Holder, furnish to such Holder, without charge (A) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (B) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such

Holder may reasonably request; provided, however, that the Corporation shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vii)         Subject to the terms of this Agreement, consent to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.4(b)(iv).

(viii)        Effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 within 1 Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing; and use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(ix)           Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Corporation to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(x)            If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(xi)           Upon the occurrence of any event contemplated by this Section 3.4(b), as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 3.4(b)(iv) above to suspend the use of any Prospectus until the requisite changes to such

Prospectus have been made, then the Holders shall suspend use of such Prospectus; use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable; and be entitled to exercise its right under this Section 3.4(b)(xi) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 3.4(a)(ii), for a period not to exceed 40 calendar days (which need not be consecutive days) in any 12 month period.

(xii)          Comply with all applicable rules and regulations of the Commission.

(c)           The Corporation may require each selling Holder to furnish to the Corporation a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof and as to any FINRA affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within 3 Trading Days of the Corporation’s request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this Agreement, including without limitation, the right to include such Holder’s Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

3.5           Piggyback Registration.

(a)           Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or Form S-1 or similar or successor forms, but in regard to Form S-1 only in connection with the initial public offering of the Corporation’s Common Stock (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Registrable Securities, which notice shall also constitute an offer to such holders to request inclusion of any Registrable Shares in the proposed registration.

(b)           Each holder of Registrable Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such holder intends to sell and the holder’s intended method of disposition.

(c)           In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration.

(d)           Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)           Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary by all Registrable Securities which are not Series A-2 Registrable Securities, Series A-3 Registrable Securities or Series A-1 Registrable Securities, and (iii) third, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares proposed to be included in such registration by the holders thereof, on a pro rata basis calculated based upon the number of Registrable Shares, Series A-2 Registrable Shares, Series A-3 Registrable Shares or Series A-1 Registrable Shares sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

3.6           Registrations on Form S-3.  At such time as the Registration Statement contemplated by Section 3.4 shall no longer be effective, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Registrable Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Registrable Shares, and (c) request registration of Registrable Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of an adequate request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7           Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.5 and/or 3.6 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

(c)           furnish to each holder whose Registrable Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)           use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Shares are being registered pursuant to this Section 3 shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)           at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Shares; and

(g)           furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3 if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8           Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of a counsel for the holders of Registrable Shares that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Shares shall be designated by a vote of a majority of the holders of Registrable Shares to be included in such registration, determined in accordance with Article III, Section A.6(a) of the Certificate); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

3.9           Indemnification.

(a)           In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)           Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10         Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall cease and terminate when (a) any such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock has met the requirements for transfer of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3. Notwithstanding the above, nothing herein shall limit the restrictions imposed upon transfer of the Restricted Securities pursuant to Section 8 hereof nor the imposition of the legend provided for therein.

3.11         Lock-up Agreement.

(a)           Each Stockholder agrees that, during the 180-day period following the date hereof, such Stockholder will not, without the prior written consent of the Company, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group; provided, however, that notwithstanding the foregoing but subject to the provisions of Section 3.11(b) below, (i) on or at any time after each of the dates listed in the table below under the caption “Initial Lock-up Release Date”, such Stockholder shall be permitted to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, with respect to that number of shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Conversion Shares (the “Series A-1 Conversion Shares”) held or issuable to such Stockholder that corresponds to a percentage of the total number of Series A-1 Conversion Shares held or issuable to such Stockholder at such time, which percentage is set forth in the table below under the caption “Initial Lock-up Release Percentage”.

Initial Lock-up Release Date	Initial Lock-up Release Percentage

30th day after the date of this Agreement	5%

60th day after the date of this Agreement	15%

90th day after the date of this Agreement	30%

120th day after the date of this Agreement	50%

(b)           Notwithstanding the foregoing, (A) subject to clause (C) below, the restriction on transfer set forth in Section 3.11(a) above shall not apply to block trades of 10,000 shares or more of the Series A-1 Conversion Shares, (B) subject to clause (C) below, if, on or at any time after any date listed in the table set forth in Section 3.11(a) above, the average of the closing bid and ask price of the Company’s Common Stock if quoted on any electronic quotation system, including but not limited to the OTC:BB for the five (5) trading days ending on such date, or the average last-sale price of the Company’s Common Stock if listed on a national securities exchange for the five (5) trading days ending on such date, is greater than $16.29 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), the percentage in the table set forth in Section 3.11(a) above that corresponds to such date shall be doubled and (C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Company’s Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any Series A-1 Conversion Shares for a price less than $8.142 (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(c)           Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i)180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act ; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(c) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(d)           In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12         Duration of Section.  With respect to each holder of Registrable Shares, Sections 3.4, 3.5 and 3.6 shall automatically terminate for that holder on the fourth anniversary of the Filing Date.

SECTION 4.  Election of Directors.

4.1           Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Stage I Closing, and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)           to fix and maintain the number of directors on the Board at seven (7);

(b)           to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)            in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Muenchbach.

(ii)           in the case of the one (1) director to be elected by the G3 Holders (as defined in the Certificate), one (1) director to be designated by the affirmative vote or written consent of those G3 Holders holding a majority of the shares held by the G3 Holders (the “Specified Preferred Director”), who shall initially be Jonathan Fleming, provided, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Specified Preferred Director, a G3 Holder together with members of such G3 Holders’ Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and members of such G3 Holders’ Group;

(iii)          in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series A-1 Directors and the Specified Preferred Director, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)          in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, three (3) individuals as follows:

a.             two industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach and Kurt Graves; and

b.             the Chief Executive Officer of the Corporation, who shall initially be Richard Lyttle.

4.2           Observer Rights.

(a)           HCV VII shall have the right to appoint an observer to the Board (the “HCV Observer”) as long as HCV VII, together with members of the HCV Group, holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by HCV VII and members of the HCV Group pursuant to the Purchase Agreement. The HCV Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the HCV Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. HCV VII’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by HCV VII to the assignee. In addition and without limiting the foregoing, in the event that HCV VII appoints any person to be the HCV Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the HCV Observer from access to any meeting, or any portion thereof, and/or deny the HCV Observer access to any information and documents, or any portions thereof.

(b)           Saints Capital IV, L.P. (“Saints”) shall have the right to appoint an observer to the Board (the “Saints Observer”) as long as Saints, together with other members of the Saints/Oxford Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Saints and the other member of the Saints/Oxford Group pursuant to the Purchase Agreement. The Saints Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Saints Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Saints’ rights under this Section 4.2(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by Saints to the assignee. In addition and without limiting the foregoing, in the event that Saints appoints any person to be the Saints Observer under this Section 4.2(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Saints Observer from access to any meeting, or any portion thereof, and/or deny the Saints Observer access to any information and documents, or any portions thereof.

(c)           Brookside shall have the right to appoint an observer to the Board (the “Brookside Observer”) as long as Brookside, together with other members of the Brookside Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Brookside and the other member of the Brookside Group pursuant to the Purchase Agreement. The Brookside Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Brookside Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Brookside’s rights under this Section 4.2(c) may only be assigned in connection with the transfer of all of the Preferred Stock held by Brookside to the assignee. In addition and without limiting the foregoing, in the event that Brookside appoints any person to be the Brookside Observer under this Section 4.2(c) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Brookside Observer from access to any meeting, or any portion thereof, and/or deny the Brookside Observer access to any information and documents, or any portions thereof.

(d)           Wellcome shall have the right to appoint an observer to the Board (the “Wellcome Observer”) as long as Wellcome holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by Wellcome pursuant to the Purchase Agreement. The Wellcome Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Wellcome Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Wellcome’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by Wellcome to the assignee. In addition and without limiting the foregoing, in the event that Wellcome appoints any person to be the Wellcome Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Wellcome Observer from access to any meeting, or any portion thereof, and/or deny the Wellcome Observer access to any information and documents, or any portions thereof.

4.3           Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (i) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (ii) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.4           Notices. The Corporation shall provide the Series A-1 Stockholders, MPM and the Specified Preferred Holders with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series A-1 Stockholders, MPM and the Specified Preferred Holders shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.1 above as nominees for election to the Board.  In the absence of any notice from the Series A-1 Stockholders, MPM and the Specified Preferred Holders, the director(s) then serving and previously designated by the Series A-1 Stockholders, MPM and the Specified Preferred Holders, as applicable, shall be renominated.

4.5                                 Removal.  Except as otherwise provided in this Section 5, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.6                                 Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that at least a majority of the Investor Directors is in attendance at such meeting. If, at any meeting, a quorum is not present for any reason, then another Board of Directors meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.7                                 Committees.  Each of the Investor Directors shall have the right to sit on any committee of the Board of Directors.

4.8                                 Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                                 Indemnification of Investors.  In the event that any Series A-1 Preferred Stockholder, Series A-2 Preferred Stockholder, Series A-3 Preferred Stockholder, Series A-5 Preferred Stockholder, Series A-6 Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                                 Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.

7.1                                 Series A-1, A-2 and A-3 Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto (including any member of a Stockholder’s Group). Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder set forth herein may be freely assigned, in whole or in part, by each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identities the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 7.1 will be thereafter deemed to be a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.1.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the Series A-1 Stockholders and the shares of Series A-1 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-1 Preferred Stock, par value $0.0001 per share of MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the shares of such MPMAC Series A-1 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-1 Preferred Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-2 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-2 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-2 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-2 Preferred Stock for all purposes of this Agreement; and (iii) all of the rights and obligations of this Agreement pertaining to the Series A-3 Stockholders and the shares of Series A-3 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-3 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-3

Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-3 Preferred Stock for all purposes of this Agreement.

7.2                                 Other Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Common Stockholders and the Series A-4 Stockholders, Series A-5 Stockholders and Series A-6 Stockholders (collectively, the “Other Stockholders”) and the respective successors and permitted assigns of the Corporation and each of the Other Stockholders. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Other Stockholders set forth herein may be assigned, in whole or in part, by any Other Stockholder to a Related Transferee or to any member of their respective Group, provided such transferee is an “affiliate” of such Other Stockholder, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each Member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from an Other Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Other Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7.2 will be thereafter deemed to be an Other Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.2.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the holders of Common Stock and the shares of Common Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Common Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Common Stock held by them, respectively, as if such shares of MPMAC stock were shares of Common Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-4 Stockholders and the shares of Series A-4 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-4 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-4 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-4 Preferred Stock for all purposes of this Agreement; (iii) all of the rights and obligations of this Agreement pertaining to the Series A-5 Stockholders and the shares of Series A-5 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-5 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-5 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-5 Preferred Stock for all purposes of this Agreement; and (iv) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-6 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-6 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-6 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-6 Preferred Stock for all purposes of this Agreement.

7.3                                 The Corporation.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger with respect to all times after the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the

Merger, all of the Corporation’s rights, duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736

(ii)                                  if to the Investors, as set forth on Schedule 2; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 3; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 4; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 5; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 6,

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate. Additional parties who become Common Stockholders or Series A-4 Stockholders, Series A-5 Stockholders or Series A-6 Stockholders pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of Wellcome, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and the Oxford/Saints Group, (c) any modification to Section 4.1(b)(i) shall be subject to the further approval of Stockholders holding at least a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.1(b)(ii) shall be subject to the further approval of at least two of the Specified Preferred Holders, (e) any modification to Section 4.1(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.2(a) shall be subject to the further approval of at least one member of the HCV Group, (g) any modification to Section 4.2(b) shall be subject to the further approval of Saints, (h) any modification to Section 4.2(c) shall be subject to the further approval of at least one member of the Brookside Group and (i) any modification to Section 4.2(d) shall be subject to the further approval of Wellcome. It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may he executed in any number of counterparts, each such counterpart shall be deemed to he an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

SECTION 17.                          Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an execute and Instrument of Adherence to this Agreement in the Form attached hereto as Annex C.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

[remainder of page intentionally left blank]

(Signature Page to Stockholders’ Agreement)

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

As an anticipated successor and assign to the Corporation under Section 7.3 hereof:

MPM ACQUISITION CORP.

By:	/s/ C. Richard Edmund Lyttle
Name: C. Richard Edmund Lyttle
Title: President

INVESTORS:

BB BIOTECH VENTURES II, L.P.
By:
Its:

By:	/s/ Ben Morgan
	Name:	Ben Morgan
	Title:	Director

BB BIOTECH GROWTH N.V.
By:
Its:

By:	/s/ H. J. Van Neutegem
	Name:	H. J. Van Neutegem
	Title:	Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke

Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC,
its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title:

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:	/s/ Andrew November
Name: Andrew November
Title: Director

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Peter Percisa Gray
Name: Peter Percisa Gray
Title: Managing Director

/s/ Raymond F. Schinazi
Dr. Raymond F. Schinazi

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

MRNA Fund II L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
Name: Jonathan Fleming
Title: General Partner

SAINTS CAPITAL VI, L.P.,
a limited partnership

By:	Saints Capital VI LLC,
a limited liability company

By:	/s/ David P. Quinlivan
Name: David P. Quinlivan
Title: Managing Member

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ Michael L. Butler
Name:	Michael L. Butler
Title:	Associate General Counsel

The Breining Family Trust dated August 15, 2003

By:	/s/ Clifford A. Breining
Name:	Clifford A. Breining
Title:	Trustee

Dr. Dennis A. Carson

The David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name:	David E. Thompson
Title:	Trustee

Jonnie K. Westbrook Revocable Trust dated March 17, 2000

By:
Name:
Title:

/s/ H. Watt Gregory III
H. Watt Gregory III

Hostetler Family Trust UTD 3/18/92

By:
Name: Karl Y. Hostetler
Title: Trustee

The Richman Trust dated 2/6/83

By:	/s/ Douglas D. Richman
Name: Douglas D. Richman
Title: Co-Trustee

By:	/s/ Eva A. Richman
Name: Eva A. Richman,
Title: Co-Trustee

Ruff Trust dated l-1-02

By:
Name: F. Bronson Van Wyck
Title: Trustee

Schedule 1

List of Common Stockholders

Name of Common Stockholder	Address of Record
Teresita M. Bellido, Ph.D	9 Westglen Cove
Little Rock, AR 72211
Julie Glowacki, Ph.D	76 Perkins Street
Jamaica Plain, MA 02130
H2 Enterprises, LLC	c/o H. Watt Gregory, III. Esq.
Kutak Rock, LLP
124 West Capitol Avenue
Suite 2000
Little Rock, AR 72201
Dr. Karl Y. Hostetler	14024 Rue St. Raphael
Del Mar, CA 92014
Robert L, Jilka, Ph.D	14202 Clarborne Court
Little Rock, AR 72211
Benita S. Katzenellenbogen, Ph.D	Department of Molecular & Integrative Physiology
University of Illinois
524 Barill Hall
407 S. Goodwin
Urbana, IL 61801-3704
John A. Katzenellenbogen, Ph. D	John A. Katzenellenbogen, Ph.D
Department of Chemistry (37-5)
University of Illinois
600 South Matthews Ave.
Urbana, IL 61801
Stavroula Kousteni, Ph.D	4301 S. Lookout
Little Rock, AR 72205
Dr. Stavros C. Manolagas	Dr. Stavros C. Manolagas
UAMS Center for Osteoporosis and Metabolic Diseases
ACRC Building, Room 817
4301 W. Markham, Slot 587
Little Rock, AR 72205-7199
Charles O’Brien, Ph. D	2809 Creekside Drive
Little Rock, AR 72211
Socrates E. Papapoulos, M.D.	Javastraat 64
2585 AR the Hague
The Netherlands
Alwyn Michael Parfitt, M.D.	5 River Valley Road
Little Rock, AR 77777
John Thomas Potts, Jr., M.D.	Director of Research
Massachusetts General Hospital
149 13th Street
MC 1494005
Charlestown, MA 02129-2000
Michael Rosenblatt, M.D.	Dean
Tufts University of Medicine

Name of Common Stockholder	Address of Record
136 Harrison Avenue
Boston, MA 02111-1800
Ruff Trust, F. Bronson Van Wyck, Trustee	2141 Highway 224 East
Tukerman, AR 72473
Tanya D. Smith	8111 Green Valley Drive
Bryant, AR 72022
Thomas E. Sparks, Jr.	Pillsbury, Madison & Sutro LLP
50 Fremont Street, Suite 522
San Francisco, CA 94105
Board of Trustees of the University of Arkansas	2404 N. University Avenue
Little Rock, AR 72207-3608
Robert S. Weinstein, M.D.	11 Chalmette
Little Rock, AR 72211
Kent Westbrook, M.D.	56 River Ridge Road
Little Rock, AR 72227
Rich Lyttle	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Nick Harvey	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer
Lous O’Dea	Radius Health, Inc.
201 Broadway
Sixth Floor
Cambridge, MA 02139
Attention: Chief Executive Officer

Schedule 2

Name	Address of Record
BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

BB Biotech Growth N.V.	Snipweg 26
Curaçao

HealthCare Ventures VII, L.P.	44 Nassau Street
Princeton, NJ 08542
MPM BioVentures III, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III - QP, L.P	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM BioVentures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
MPM Asset Management Investors 2003 BVIII LLC	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116
Healthcare Private Equity Limited Partnership	Edinburgh One, Morrison Street
(Registered Number SL004769)	Edinburgh, EH3 8BE
United Kingdom
Dr. Raymond F. Schinazi	Emory University School of Medicine

Name	Address of Record
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033
The Wellcome Trust Limited as trustee of the Wellcome Trust	215 Euston Road
London NW1 2BE
England
SAINTS CAPITAL VI, L.P.,	475 Sansome Street, Suite 1850
San Francisco, CA 94111
Attention: Scott Halsted
H. Watt Gregory, III	Suite 2000
124 West Capitol Avenue
Little Rock, Arkansas 72201
The Breining Family Trust 2/15/03	PO Box 9540
Rancho Santa Fe, CA 92067
The Richman Trust dated 2/6/83	9551 La Jolla Farms Road
La Jolla, CA 92037
Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department
Bain Capital, LLC
111 Huntington Avenue
Boston, MA 02199
David E. Thompson Revocable Trust	1045 Mason Street, # 501
San Francisco, CA 94108

Schedule 3

List of Series A-2 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bio IV NVS Strategic Fund	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

Wellcome Trust	215 Euston Road London NW1 2BE England

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

BB Biotech Ventures II, L.P.	Trafalgar Court Les Banques St. Peter Port Guernsey Channel Islands GY1 3QL With copies to Martin Münchbach Bellevue Asset Management Seestrasse 16 8700 Küsnacht Switzerland

Healthcare Private Equity Limited Partnership (Registered Number SL004769)	Edinburgh One, Morrison Street Edinburgh, EH3 8BE United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

Schedule 4

List of Series A-3 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital 200 Clarendon Street 54th Floor Boston, MA 02116

HealthCare Ventures VII	44 Nassau Street Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners 222 Berkeley Street Suite 1960 Boston, MA 02116

Schedule 5

List of Series A-4 Stockholders

Name of Stockholder	Address of Record
Dr. Raymond F. Schinazi	Emory University School of Medicine Veterans Affairs Medical Center 1670 Clairmont Road Decatur, GA 30033

H. Watt Gregory, III	Suite 2000 124 West Capitol Avenue Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540 Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road La Jolla, CA 92037

Schedule 6

List of Series A-5 and A-6 Stockholder

Name of Stockholder	Address of Record
Nordic Bioscience Clinical Development VII A/S	Herlev Hovedgade 207 2730 Herlev Denmark Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies Phone: 45.4452.5251 Fax: 45.4452.5251

Annex A

Plan of Distribution

Annex B

Selling Stockholder Questionnaire

Annex C

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated             , 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the          day of                             , 2011, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of                                                                              and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a                                                                  party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 486,400 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: OBP IV — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011

Instrument of Adherence
to
Amended and Restated

Stockholders’ Agreement
dated May 17, 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of 4,880 shares of Series A-1 Preferred Stock and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a Series A-1 Stockholder party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name: mRNA II — Holdings LLC

By:	Saints Capital Granite L.P.
By:	Saints Capital Granite, LLC,
its General Partner

Signature:	/s/ Scott Halsted
Name: Scott Halstead
Title: Managing Member

Accepted:
RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Secretary and Chief Financial Officer

Date:	5/17/2011